Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2024 relating to the financial statements of Global Medical REIT Inc. and the effectiveness of Global Medical REIT Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Global Medical REIT Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

McLean, Virginia

August 12, 2024